Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,273,290
Unrealized Gain (Loss) on Market Value of Futures	(1,337,940)
Interest Income	542
Total Income (Loss)	$(64,108)

Expenses
Investment Advisory Fee	$7,063
Brokerage Commissions	1,207
NYMEX License Fee	269
Non-interested Directors' Fees and Expenses	54
Other Expenses	99,200
Total Expenses	107,793
Expense Waiver	(97,434)
Net Expenses	$10,359
Net Gain (Loss)	$(74,467)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/09	$13,270,772
Net Gain (Loss)	(74,467)

Net Asset Value End of Period	$13,196,305
Net Asset Value Per Unit (300,000 Units)	$43.99

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502